UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 20, 2004

LivePerson, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-30141	13-3861628

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

462 Seventh Avenue, 21st Floor, New York, New York		10018

(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	(212) 609-4200

(Former name or former address, if changed since last report)

ITEM 5. Other Events and Required FD Disclosure.

LivePerson, Inc. announced on January 20, 2004 that it filed a registration statement with the Securities and Exchange Commission to register the resale of 500,000 shares of its common stock by Island Data Corporation in connection with the previously announced acquisition of certain Island Data assets. In addition, LivePerson announced that it had filed a shelf registration statement with the SEC relating to the issuance of up to four million shares of its common stock.

A copy of the press release issued by LivePerson on January 20, 2004, announcing the two registration statement filings is included herewith as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7. Financial Statements and Exhibits.

               (c) Exhibits. The following documents are included as exhibits to this report:

                          99.1    Press release issued January 20, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LIVEPERSON, INC.

(Registrant)

January 20, 2004	/s/ TIMOTHY E. BIXBY

Date	Timothy E. Bixby President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit

99.1                   Press release issued January 20, 2004.